Exhibit 99.1
FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
SCHEDULE OF RECASTED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS (NON-GAAP) (2)
(Unaudited, in millions, except per share amounts)

	2012					2013
	1Q	2Q	3Q	4Q	YTD	1Q	2Q	3Q
Revenue	$855.0	$817.5	$821.9	$915.5	$3,409.9	$910.7	$876.0	$957.4
Costs of sales and services	522.0	495.1	523.3	594.0	2,134.4	557.1	548.5	650.9

Gross margin	333.0	322.4	298.6	321.5	1,275.5	353.6	327.5	306.5

Selling, general and administrative expenses	110.4	110.0	110.6	123.8	454.8	109.2	115.7	114.6
Research and development expenses	27.3	27.0	28.1	29.6	112.0	28.0	27.7	29.0
Equity in (earnings) loss of affiliates	(0.1)	0.2	0.2	0.4	0.7	0.3	0.1	0.1

Total costs and expenses	659.6	632.3	662.2	747.8	2,701.9	694.6	692.0	794.6

Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (2)	$195.4	$185.2	$159.7	$167.7	$708.0	$216.1	$184.0	$162.8

Interest expense, net	10.2	10.3	9.8	10.4	40.7	10.5	11.1	9.8
Adjusted earnings from continuing operations, before income taxes and noncontrolling interests	$185.2	$174.9	$149.9	$157.3	$667.3	$205.6	$172.9	$153.0

Provision for income taxes	46.8	46.0	38.2	46.7	177.7	52.5	41.8	40.8
Net income attributable to noncontrolling interests	5.5	5.4	4.6	4.0	19.5	4.1	3.2	2.0
Adjusted after-tax earnings from continuing operations, attributable to FMC stockholders (Non-GAAP) (3)	$132.9	$123.5	$107.1	$106.6	$470.1	$149.0	$127.9	$110.2

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP) (1)	$0.95	$0.89	$0.77	$0.77	$3.39	$1.08	$0.93	$0.82
Reconciling items to diluted earnings per common share (4)	(0.10)	(0.13)	(0.12)	(0.03)	(0.39)	(0.14)	(0.07)	(0.69)
Diluted earnings per common share (GAAP) (1)	0.85	0.76	0.65	0.74	3.00	0.94	0.86	0.13
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(1) The sum of quarterly earnings per common share may differ from the full-years amount.
(2) In July 2013, our FMC Peroxygens segment was classified and subsequently presented as a discontinued operation within our Q3-2013 Form 10-Q. Accordingly, the Company has recasted the above financial information for Q1 and Q2 of 2013 and the 2012 quarterly periods to present FMC Peroxygens segment as a discontinued operation, retrospectively. The results of our discontinued operations are excluded from our Non-GAAP reported adjusted earnings. The Company believes that the Non-GAAP financial measure “Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders”, and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. Adjusted earnings excludes the effects of restructuring and other charges and income, non-operating retirement-related costs, acquisition related charges and tax related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period. Additionally, the above schedule is presented in a format which reflects the manner in which we manage our business and is not in accordance with GAAP.

(3) Below provides a reconciliation of Net Income attributable to FMC stockholders (GAAP) to Adjusted after-tax earnings from continuing operations attributable to FMC Stockholders (Non-GAAP):

	2012					2013
	1Q	2Q	3Q	4Q	YTD	1Q	2Q	3Q
Net income attributable to FMC stockholders (GAAP)	$119.1	$104.9	$90.0	$102.2	$416.2	$130.9	$118.0	$17.9
Discontinued operations, net of income taxes	5.5	8.0	11.2	2.8	27.5	3.2	(1.5)	56.6
Restructuring and other charges (income)	0.8	2.8	5.5	18.4	27.5	9.3	5.9	32.1
Non-operating pension and postretirement charges	9.1	9.1	8.1	8.6	34.9	12.7	11.6	5.7
Acquisition related charges	3.4	3.2	0.6	—	7.2	—	—	6.7
Tax effect of restructuring and other charges (income), non-operating pension and postretirement charges and acquisition-related charges	(5.0)	(5.6)	(5.3)	(9.2)	(25.1)	(8.1)	(6.8)	(16.2)
Tax adjustments	—	1.1	(3.0)	(16.2)	(18.1)	1.0	0.7	7.4
Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (non-GAAP)	132.9	123.5	107.1	106.6	470.1	149.0	127.9	110.2

(4) Below provides a reconciliation of Diluted earnings per common share (GAAP) to Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP).

	2012					2013
	1Q	2Q	3Q	4Q	YTD	1Q	2Q	3Q
Diluted earnings per common share (GAAP)	0.85	0.76	0.65	0.74	3.00	0.94	0.86	0.13
Discontinued operations per diluted share	0.04	0.06	0.08	0.02	0.20	0.02	(0.01)	0.42
Restructuring and other charges (income) per diluted share, before tax	0.01	0.02	0.04	0.13	0.20	0.07	0.04	0.24
Non-operating pension and postretirement charges per diluted share, before tax	0.07	0.06	0.06	0.06	0.25	0.09	0.08	0.04
Acquisition related charges per diluted share, before tax	0.02	0.02	—	—	0.05	—	—	0.05
Tax effect of restructuring and other charges (income), non-operating pension and postretirement charges and acquisition-related charges, per diluted share	(0.04)	(0.04)	(0.04)	(0.06)	(0.18)	(0.05)	(0.05)	(0.12)
Tax adjustments per diluted share	—	0.01	(0.02)	(0.12)	(0.13)	0.01	0.01	0.06
Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (non-GAAP)	$0.95	$0.89	$0.77	$0.77	$3.39	$1.08	$0.93	$0.82